UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 18, 2022

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GOOD	The Nasdaq Stock Market LLC
6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODN	The Nasdaq Stock Market LLC
6.00% Series G Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 18, 2022, Gladstone Commercial Corporation (the “Company”), through its subsidiary Gladstone Commercial Limited Partnership entered into the Fourth Amended and Restated Credit Agreement and Other Loan Documents with KeyBank National Association, as agent, sole book manager and joint lead arranger, Fifth Third Bank, National Association, Bank of America, N.A. and The Huntington National Bank, as joint lead arrangers and co-syndication agents, and certain other lenders party thereto (the “Amended Credit Facility”).

Among other things, the Amended Credit Facility:

•

Increased the credit facility size from $325 million to $480 million, with the term loan component of the credit facility being increased to $360 million through the addition of one additional senior unsecured term loan (Term Loan C of $140 million), a $5 million reduction to Term Loan B, and the revolving credit facility being increased by $20 million to $120 million;

•	Allows for the Amended Credit Facility to be increased by $245 million upon the Company’s request, subject to certain conditions and lender funding;

•	Extended the revolving credit maturity date to August 2026;

•	Extended the maturity date of Term Loan A to August 2027 and Term Loan B to February 2026;

•	Established a maturity date for Term Loan C of February 2028; and

•	Updated certain existing terms and covenants, including the addition of customary LIBOR replacement language.

The Amended Credit Facility continues to include customary terms, covenants, events of default and constraints on borrowing availability based on collateral tests for a credit facility of its size and nature. The Amended Credit Facility did not result in a material change to the applicable interest rate margin.

The foregoing summary of the Amended Credit Facility is not complete and is qualified in its entirety by reference to the Amended Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company also issued a press release announcing the Amended Credit Facility. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Fourth Amended and Restated Credit Agreement and Other Loan Documents, dated as of August 18, 2022 by and among Gladstone Commercial Limited Partnership, as borrower, Gladstone Commercial Corporation and certain of its wholly owned subsidiaries, as guarantors, each of the financial institutions initially a signatory thereto together with their successors and assignees, as lenders, and KeyBank National Association, as lender and agent.

99.1	Press Release issued by Gladstone Commercial Corporation dated August 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)

August 18, 2022	By:	/s/ Gary Gerson
(Gary Gerson, Chief Financial Officer)